Exhibit 10.4

AMENDMENT NUMBER THREE TO CREDIT AGREEMENT AND CONSENT

THIS AMENDMENT NUMBER THREE TO CREDIT AGREEMENT AND CONSENT (this “Amendment”), dated as of June 30, 2010, is entered into by and among STOCK BUILDING SUPPLY HOLDINGS II, LLC, a Delaware limited liability company (“Parent”), each of Parent’s Subsidiaries listed on the signature pages hereto as a borrower (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), each of Parent’s Subsidiaries listed on the signature pages hereto as a guarantor (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Guarantor”, and individually and collectively, jointly and severally, as “Guarantors”), the lenders party hereto (“Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company (formerly known as Wells Fargo Foothill, LLC) (“WFCF”), as the administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”) and in light of the following:

W I T N E S S E T H

WHEREAS, Parent, Borrowers, Lenders, BANK OF AMERICA, N.A. (“BofA”), as co-lead arranger, WFCF as co-lead arranger, and Agent are parties to that certain Credit Agreement, dated as of June 30, 2009 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Credit Agreement;

WHEREAS, Stock Building Supply Holdings, LLC, a Virginia limited liability company (“SBS Holdings”), has entered into that certain Asset Purchase Agreement dated as of May 4, 2010 (the “Bison Asset Purchase Agreement”, and together with the other documents, instruments and agreements executed and delivered in connection therewith or otherwise relating thereto, the “Bison Acquisition Documents”), by and between SBS Holdings, as buyer, and Bison Building Holdings, Inc., a Texas corporation, Bison Building Materials, LLC, a Texas limited liability company, Bison Building GP, Inc., a Texas corporation, HLBM Company, a Texas limited liability company, Milltech, Inc., a Colorado corporation, Bison Building Materials Nevada, LLC, a Nevada limited liability company, Bison Multi-Family Sales, LLC, a Texas limited liability company, and Bison Construction Services, LLC, a Texas limited liability company, as sellers (collectively, “Sellers”), whereby pursuant to the terms and subject to the conditions set forth therein, SBS Holdings agrees to purchase from Sellers substantially all of the assets of Sellers used in their business in exchange for cash consideration of $18,600,000 plus the assumption of the Specifically Assumed Liabilities (as defined in the Bison Asset Purchase Agreement) to the extent set forth in Section 2.03 of the Bison Asset Purchase Agreement (collectively, together with the assignment referred to in the recital immediately below, the “Bison Acquisition”);

WHEREAS, SBS Holdings has assigned the Bison Asset Purchase Agreement and delegated its duties thereunder to its Subsidiary, SBS / Bison Building Materials, LLC, a Delaware limited liability company (“SBS/Bison”);

WHEREAS, Borrowers have requested that Agent and Lenders consent to the consummation of the Bison Acquisition; and

WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders are willing to accommodate Borrowers’ requests.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

2. Amendments to Credit Agreement.

(a) Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

“Base LIBOR Rate” means the rate per annum rate appearing on Bloomberg L.P.’s (the “Service”) Page BBAMI/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.

“Base Rate” means the greater of (a) the Federal Funds Rate plus  1/2%, and (b) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

“Base Rate Margin” means, as of any date of determination (with respect to any portion of the outstanding Advances on such date that is a Base Rate Loan), the applicable margin set forth in the following table that corresponds to the most recent Average Daily Availability calculation determined by Agent in its Permitted Discretion (the “Average Daily Availability Calculation”):

Level	Average Daily Availability	Base Rate Margin
I	If the Average Daily Availability is less than $40,000,000	2.75 percentage points

II	If the Average Daily Availability is greater than or equal to $40,000,000 and less than $75,000,000	2.50 percentage points

III	If the Average Daily Availability is greater than or equal to $75,000,000	2.25 percentage points

The Base Rate Margin shall be based upon the most recent Average Daily Availability Calculation, which will be calculated by Agent in its Permitted Discretion based on Average Daily Availability as of the end of each fiscal quarter. The Base Rate Margin shall be re-determined quarterly by Agent in its Permitted Discretion and any change to the Base Rate Margin based on the Average Daily Availability as of the end of any fiscal quarter shall be effective as of the first day of the immediately following fiscal quarter.

“Fixed Charges” means, with respect to any period and with respect to Parent and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense accrued (other than interest paid-in-kind, amortization of financing fees and other non-cash Interest Expense) during such period, (b) principal payments in respect of Indebtedness that are required to be paid in cash during such period, (c) all federal, state, and local income taxes paid in cash during such period, and (d) all Restricted Junior Payments paid (whether in cash or other property, other than common Stock) during such period; provided, however, that this definition of Fixed Charges shall not include (i) any distributions or payments permitted to be made under Section 6.9(i) or 6.9(j) of the Agreement or (ii) any Restricted Junior Payments made to the extent permitted pursuant to Section 6.9(d) (without giving effect to the third proviso of such Section 6.9(d)).

“LIBOR Rate Margin” means, as of any date of determination (with respect to any portion of the outstanding Advances on such date that is a LIBOR Rate Loan), the applicable margin set forth in the following table that corresponds to the most recent Average Daily Availability Calculation determined by Agent in its Permitted Discretion:

Level	Average Daily Availability	LIBOR Rate Margin
I	If the Average Daily Availability is less than $40,000,000	3.75 percentage points

II	If the Average Daily Availability is greater than or equal to $40,000,000 and less than $75,000,000	3.50 percentage points

III	If the Average Daily Availability is greater than or equal to $75,000,000	3.25 percentage points

The LIBOR Rate Margin shall be based upon the most recent Average Daily Availability Calculation, which will be calculated by Agent in its Permitted Discretion based on Average Daily Availability as of the end of each fiscal quarter. The LIBOR Rate Margin shall be re-determined quarterly by Agent in its Permitted Discretion and any change to the LIBOR Rate Margin based on the Average Daily Availability as of the end of any fiscal quarter shall be effective as of the first day of the immediately following fiscal quarter.

“Special Reserve” means, as of any date of determination $15,000,000; provided, however, that (i) if, as of the end of any fiscal quarter following the Third Amendment Effective Date, the Fixed Charge Coverage Ratio of Parent and its Restricted Subsidiaries for the 12 consecutive month period most recently ended (such period, the “Special Reserve Test Period”) is greater than 1.00:1.00, then the Special Reserve shall be reduced to $10,000,000 as of the end of such fiscal quarter and (ii) if, as of the end of any fiscal quarter ended after the end of the Special Reserve Test Period, the Fixed Charge Coverage Ratio of Parent and its Restricted Subsidiaries is greater than 1.00:1.00 for either the 6 consecutive month period most recently ended or the 12 consecutive month period most recently ended, then the Special Reserve shall be reduced by $5,000,000 as of the end of such fiscal quarter (in the case of the foregoing (i) and (ii), as certified in writing by Borrowers to Agent (which certificate shall contain calculations of such Fixed Charge Coverage Ratios of Parent and its Restricted Subsidiaries and shall be accompanied by the relevant financial statements)); provided that in no event shall the Special Reserve be less than $0.

(b) Schedule 1.1 to the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical order:

“Bison Acquisition” has the meaning specified therefor in the Third Amendment.

“Non-Cash Acquisition Consideration” means purchase consideration payable in respect of a proposed Permitted Acquisition that is composed of (a) Stock of Parent or any of its direct or indirect parent companies (other than Prohibited Preferred Stock), and (c) the proceeds of equity contributions made to the Loan Parties by Equity Sponsor or any Person that is a holder of Stock of Parent or any of its direct or indirect parent companies prior to consummation of the proposed Permitted Acquisition for the purpose of funding, in whole or in part, the proposed Permitted Acquisition.

“Third Amendment” means that certain Amendment Number Three to Credit Agreement and Consent, dated as of June 30, 2010, by and among Borrowers, Guarantors, the Lenders party thereto, and Agent.

“Third Amendment Effective Date” has the meaning specified therefor in the Third Amendment.

(c) Schedule 1.1 to the Credit Agreement is hereby amended by deleting the definitions of “Distribution Reserve” and “Applicable Unused Line Fee” in their entirety.

(d) The definition of “Borrowing Base” appearing in Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating clause (c) of such definition as follows:

“(c) the sum of (i) the Bank Product Reserve, (ii) the Plan Reserve, (iii) the Special Reserve, (iv) the Surety Reserve, and (v) the aggregate amount of reserves, if any, established by Agent under Section 2.1(c) of the Agreement.”

(e) The definition of “EBITDA” appearing in Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating clause (b) thereof as follows:

“(b) without duplication, the sum of the following amounts of Parent and its Restricted Subsidiaries for such period and to the extent deducted in determining Net Income of Parent and its Restricted Subsidiaries for such period (i) Interest Expense, (ii) income tax expense (or distributions to Saturn in respect of income tax expense attributable to Parent and its Restricted Subsidiaries permitted pursuant to Section 6.9(b)(i), to the extent such distribution reduced Net Income), (iii) depreciation expense, (iv) amortization expense, (v) any extraordinary or non-recurring non-cash losses, including any extraordinary or non-recurring non-cash losses from Permitted Dispositions, (vi) restructuring costs incurred by Parent and its Restricted Subsidiaries in connection with the Plan for write-downs of bad debt of Parent and its Restricted Subsidiaries or write-downs of obsolete Inventory of Parent and its Restricted Subsidiaries in connection with the closure of stores of Parent and its Restricted Subsidiaries that are located in the cities identified on Schedule E-2 in an aggregate amount not to exceed $53,300,000, (vii) restructuring costs incurred by Parent and its Restricted Subsidiaries in connection with the Plan for the payment of claims resulting from the rejection of leases in an amount not to exceed $77,000,000, (viii) restructuring costs or other one-time costs to achieve operating expense cost reductions incurred by Parent and its Restricted Subsidiaries on or after July 1, 2010 in an aggregate amount not to exceed $3,000,000, (ix) fees, expenses, and reimbursements paid to Gores, Glendon, and Wolseley in such period to the extent permitted by Section 6.9(c), (d) (without giving effect to the third proviso of such Section 6.9(d)), (e) or (f) of the Agreement (or distributed to Saturn to the extent permitted under Section 6.9(c), (d) (without giving effect to the third proviso of such Section 6.9(d)), (e) or (f) for such purpose to the extent such distribution reduces Net Income), (x) professional fees, costs, and expenses (A) incurred by the Loan Parties in connection with the cases under the Bankruptcy Code or the confirmation and effectiveness of the Plan, accrued in such period (so long as such accrual occurs on or prior to June 30, 2010); or (B) fees and expenses incurred on or about the Closing Date in respect of the transactions contemplated by the Agreement so long as the applicable period includes the Closing Date, in an aggregate amount, not to exceed $10,500,000, (xi) fees and expenses incurred in connection with any Approved Increase (including any additional fees paid to WFF and BOA), (xii) non-recurring non-cash charges (except to the extent representing a reserve or accrual for cash expenses in another period), including goodwill, asset and other impairment charges, loses on early extinguishment of debt, and write-downs of deferred financing costs, and (xiii) non-recurring cash fees, cash charges and other cash expenses made or incurred in connection with the Bison Acquisition that are paid before the consummation thereof or within 1 year after the consummation thereof in an aggregate amount not to exceed $8,000,000.”

(f) The definition of “Eligible Accounts” appearing in Schedule 1.1 to the Credit Agreement is hereby amended by (i) deleting the amount “$5,000,000” appearing in each of clauses (a) and (o) therein, and (ii) replacing such amount with “$7,500,000”.

(g) The definition of “Permitted Acquisition” appearing in Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating clause (k) of such definition as follows:

“(k) the purchase consideration payable in respect of all Permitted Acquisitions during the term of the Agreement (including the proposed Acquisition and including deferred payment obligations but excluding (i) the purchase consideration for the Bison Acquisition and any Permitted Acquisitions consummated by any Loan Party on or before the Third Amendment Effective Date, and (ii) Non-Cash Acquisition Consideration) shall not exceed $50,000,000 in the aggregate;”

(h) The definition of “Permitted Indebtedness” appearing in Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating clause (o) of such definition as follows:

“(o) Acquired Indebtedness (excluding all Acquired Indebtedness incurred in connection with a Permitted Acquisition consummated by any Loan Party on or before the Third Amendment Effective Date) in an amount not to exceed $15,000,000 outstanding at any one time,”

(i) The definition of “Permitted Investments” appearing in Schedule 1.1 to the Credit Agreement is hereby amended by (i) deleting the amount “$5,000,000” appearing in clause (v) therein and (ii) replacing such amount with “$10,000,000”.

(j) Section 2.l(a) to the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Commitment agrees (severally, not jointly or jointly and severally) to make advances (“Advances”) to Borrowers in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the sum of (A) the Letter of Credit Usage at such time plus (B) the Plan Reserve plus (C) the Special Reserve, and (ii) the Borrowing Base at such time less the Letter of Credit Usage at such time.”

(k) Section 2.10(b) of the Credit Agreement is hereby amended by (i) deleting the phrase “the Applicable Unused Line Fee” appearing therein and (ii) replacing such phrase with “0.50%”.

(1) Section 2.1l(a)(iii) to the Credit Agreement is hereby amended and restated in its entirely as follows:

“(iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the sum of (A) the Plan Reserve plus (B) the Special Reserve plus (C) the outstanding amount of Advances.”

(m) Section 3.3 of the Credit Agreement is hereby amended by (i) deleting the date “June 30, 2013” appearing therein, and (ii) replacing such date with “June 30, 2014”.

(n) Section 5.17 of the Credit Agreement is hereby deleted in its entirety.

(o) Section 6.9(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(h) so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the cash distribution and payment thereof is in compliance with applicable law (including, to the extent applicable, the Delaware Limited Liability Company Act, as amended from time to time) and the constituent documents of Parent, (iii) Availability plus Qualified Cash of Parent and its Subsidiaries both before and immediately after giving effect thereto is greater than $75,000,000, (iv) on a pro forma basis after giving effect to any such cash distribution Availability plus Qualified Cash of Parent and its Subsidiaries is projected by Borrowers to be in excess of $75,000,000 as of the end of each month during the 12 month period immediately following the proposed date of such cash distribution, and (v) Borrowers shall have delivered to Agent updated projections and calculations evidencing the satisfaction of the conditions outlined in clauses (iii) and (iv) of this Section 6.9(h), in each case, in form reasonably satisfactory to Agent, Parent may declare and pay cash distributions in an aggregate amount not to exceed $80,000,000 during the term of this Agreement,”

(p) Section 7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7. FINANCIAL COVENANTS.

Each of Parent and each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Parent will comply with each of the following financial covenants:

(a) Minimum EBITDA. If any Financial Covenant Period has commenced and is continuing, achieve EBITDA as of the end of the applicable period ended immediately preceding the date on which any such Financial Covenant Period commenced and as of the end of each applicable period ended during such Financial Covenant Period, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
($11,800,000)	For the 3 month period ending September 30, 2010

($25,400,000)	For the 6 month period ending December 31, 2010

($38,500,000)	For the 9 month period ending March 31, 2011

($42,625,000)	For the 12 month period ending June 30, 2011

($27,619,000)	For the 12 month period ending September 30, 2011

($19,183,000)	For the 12 month period ending December 31, 2011

($5,877,000)	For the 12 month period ending March 31, 2012

$10,389,000	For the 12 month period ending June 30, 2012

$24,229,000	For the 12 month period ending September 30, 2012

$39,760,000	For the 12 month period ending December 31, 2012

$50,080,000	For the 12 month period ending March 31, 2013

$57,120,000	For the 12 month period ending June 30, 2013

$62,240,000	For the 12 month period ending September 30, 2013

$64,800,000	For the 12 month period ending December 31, 2013 and for each 12 month period ended at the end of a fiscal quarter thereafter

(b) Capital Expenditures. If any Financial Covenant Period has commenced and is continuing during any period set forth in the table below, then, as of any date of determination during such Financial Covenant Period, Parent and its Restricted Subsidiaries shall not make Capital Expenditures during such period through such date of determination in excess of the amount set forth in the table below for the applicable period:

Applicable Period	Amount of Capital Expenditures
The 12 month period ended December 31, 2010	$7,080,000

The 12 month period ended December 31, 2011	$14,400,000

The 12 month period ended December 31, 2012	$19,200,000

The 12 month period ended December 31, 2013	$24,000,000

The 6 month period ended June 30, 2014	$12,000,000

provided, however, that if the amount of the Capital Expenditures permitted to be made in any period as set forth in the above table is greater than the actual amount of the Capital Expenditures for such period (the amount by which such permitted Capital Expenditures for such period exceed the actual amount of Capital Expenditures for such period, the “Excess Amount”), then the lesser of (i) such Excess Amount and (ii) 50% of the amount set forth in the above table for the next succeeding period (such lesser amount referred to as the “Carry-Over Amount”) may be carried forward to the next succeeding period (the “Succeeding Period”); provided further that (x) the Carry-Over Amount applicable to a particular Succeeding Period may not be used in that period until the amount permitted above to be expended in such period has first been used in full and (y) the Carry-Over Amount applicable to a particular Succeeding Period may not be carried forward to another period.”

(q) Section 8.2(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) fails to perform or observe any covenant or other agreement contained in any of (i) Sections 3.6, 5.1, 5.2 (except that (x) with respect to the weekly reporting on Schedule 5.2, Borrower shall be allowed a cure period of 3 Business Days on not more than 4 occasions during each fiscal year and (y) with respect to clauses (s) through (aa), Borrower shall be allowed a cure period of 10 days), 5.3 (solely if any Borrower is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if Borrowers refuse to allow Agent, or its representatives or agents to visit Borrowers’ properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrowers’ affairs, finances, and accounts with officers and employees of Borrowers in accordance with the terms of such Section), 5.10, 5.11, 5.12(iii), and 5.13 of this Agreement, (ii) Sections 6.1 through 6.17 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 6 of the Security Agreement;”

(r) Exhibit_B-l of the Credit Agreement is hereby amended by (i) deleting such Exhibit in its entirety, and (ii) inserting the Exhibit B-l attached hereto as Exhibit A in lieu thereof.

(s) Schedule 5.2 to the Credit Agreement is hereby amended by amending and restating the first two rows thereof as follows:

“Weekly (no later than Wednesday of each week), so long as Availability is less than $35,000,000, and otherwise, monthly (no later than the 10th day of each month),

(a) an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records of the Borrowers,

(b) Inventory system/perpetual reports specifying the cost of the Borrowers’ Inventory, by category (delivered electronically, if the Loan Parties have implemented electronic reporting),

(c) a detailed calculation of those Accounts that are not eligible for the Borrowing Base, if the Borrowers have not implemented electronic reporting,

(d) a detailed calculation of Inventory categories that are not eligible for the Borrowing Base, if the Borrowers have not implemented electronic reporting, and

(e) a detailed accounts receivable aging, by total, of the Borrowers’ Accounts (delivered electronically, if the Loan Parties have implemented electronic reporting).

Weekly (no later than Wednesday of each week), so long as Availability is less than $35,000,000, and otherwise, monthly (no later than the 15th day of each month),	(f) a Borrowing Base Certificate.”

3. Amendments to that certain Joinder Agreement, dated as of April 2, 2010, by and among Agent, Borrowers, and Guarantors (the “SBS of Arkansas Joinder”).

(a) Section 1 of the SBS of Arkansas Joinder is hereby amended by (i) deleting the phrase “new Borrower” appearing therein and (ii) replacing such phrase with “New Borrower”.

(b) Section 9 of the SBS of Arkansas Joinder is hereby amended and restated in its entirety as follows:

“9. Notices. Notices to New Borrower shall be given in the manner set forth for Borrowers in Section 11 of the Credit Agreement.

(c) Section 12 of the SBS of Arkansas Joinder is hereby amended and restated in its entirety as follows:

“12. Effect on Loan Documents.

(a) Except as contemplated to be supplemented hereby, the Credit Agreement, the Fee Letter, the Intercompany Subordination Agreement, and each other Loan Document shall continue to be, and shall remain, in full force and effect. Except as expressly contemplated hereby, this Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement, the Fee Letter, the Intercompany Subordination Agreement, or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

(b) Each reference in the Credit Agreement and the other Loan Documents to “Borrower”, “Grantor”, “Obligor” or words of like import referring to a Borrower, Grantor or an Obligor shall include and refer to New Borrower and (b) each reference in the Credit Agreement, the Fee Letter, Intercompany Subordination Agreement, or any other Loan Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Credit Agreement, the Fee Letter, Intercompany Subordination Agreement, or any other Loan Document shall mean and refer to such agreement as supplemented by this Agreement.”

(d) The SBS of Arkansas Joinder is hereby amended by amending and restating the seventh row of Schedule 4.1(c) as follows:

“Stock Building Supply of Arkansas, LLC	100% of common interests	N/A	Stock Building Supply, LLC”

4. Amendment to that certain Joinder No. 2 to Security Agreement, dated as of April 2, 2010, by and among Agent and Stock Building Supply of Arkansas, LLC (the “SBS of Arkansas Joinder to Security Agreement”).

(a) The SBS of Arkansas Joinder to Security Agreement is hereby amended by replacing the reference to “STOCK BUILDING SUPPLY HOLDINGS, LLC, a Virginia limited liability company” in the first recital thereof with “STOCK BUILDING SUPPLY HOLDINGS II, LLC, a Delaware limited liability company”.

(b) The SBS of Arkansas Joinder to Security Agreement is hereby amended by replacing the text set forth in Schedule 5 thereof with “None”.

5. Consent. The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, subject to the satisfaction of the conditions precedent set forth in Section 7 below, Agent and the Required Lenders hereby consent to the consummation of the Bison Acquisition on or before August 16, 2010 on the terms and subject to the conditions set forth in the Bison Acquisition Documents substantially in the form of such documentation delivered to Agent prior to the execution and delivery of this Amendment or subject to subsequent amendments or modifications thereto that are not materially adverse to Agent or Lenders.

6. Agreement Regarding Credit Card Accounts. Upon Agent’s completion of an audit and electronic collateral reporting testing of Accounts owing to Borrowers from Credit Card Issuers (as defined below) or Credit Card Processors (as defined below), the results of which are satisfactory to Agent in its Permitted Discretion, Agent and the Lenders agree to include Accounts owing to a Borrower on a non recourse basis from Credit Card Issuers or Credit Card Processors arising in the ordinary course of Borrowers’ business and net of such Credit Card Issuers’ or Credit Card Processors’ expenses and chargebacks (“Credit Card Accounts”), up to an aggregate amount equal to the lower of (a) $2,000,000, and (b) 90% of such eligible Credit Card Accounts (which advance rate shall be subject to adjustment by Agent and the Lenders in their discretion based on the results of such audit), subject to the Dilution Reserve and other reserves set forth in the Credit Agreement (subject to other reserve requirements imposed by Agent and the Lenders in their discretion based on the results of such audit). The eligibility requirements for such Credit Card Accounts shall be those set forth in the definition of Eligible Accounts and other eligibility requirements to be determined by Agent and the Lenders in their discretion based on the results of such audit. Each of the parties hereto agrees to promptly execute an amendment to the Credit Agreement if requested by Agent to document the inclusion of such Credit Card Accounts in the Borrowing Base in accordance with the foregoing. As used herein, “Credit Card Issuer” means, collectively, the issuers of (i) MasterCard or Visa bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International, American Express, Discover, and Diners Club (or their respective successors), and (ii) private label credit cards of any Borrower that are co-branded credit cards with any of the issuers listed in clause (i) above. As used herein, “Credit Card Processor” means any Person that acts as a credit card clearinghouse or processor with respect to any sales transactions involving credit card purchases by customers using credit cards issued by any Credit Card Issuer.

7. Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment (such date being the “Third Amendment Effective Date”):

(a) Agent shall have received this Amendment, duly executed and delivered by the parties hereto.

(b) After giving effect to this Amendment, the representations and warranties set forth herein and in the Credit Agreement and the other Loan Documents shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

(c) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.

(d) Borrowers shall have paid (or substantially concurrently with the closing of this Amendment will pay) to Agent, all fees, costs, expenses and taxes payable pursuant to Section 17.10 of the Credit Agreement, to the extent requested by Agent in writing prior to the date hereof.

(e) Agent shall have received, in immediately available funds, the Amendment Fee referred to in Section 11 hereof (which Amendment Fee shall be for the ratable benefit of WFCF and BofA).

(f) Agent shall have received a certificate from the Secretary of SBS/Bison, dated as of the date hereof, attaching true, correct and complete copies of the material Bison Acquisition Documents executed on or prior to the date hereof. Such certificate from the Secretary of SBS/Bison shall certify that (i) the attached documents are true, correct and complete copies of the material Bison Acquisition Documents executed on or prior to the date hereof, and (ii) such documents constitute all of the material Bison Acquisition Documents executed on or prior to the date hereof.

(g) Agent shall have received a certificate of an authorized officer of SBS/Bison, dated as of the date hereof, attesting that there is no (i) litigation, investigation or proceeding (judicial or administrative) pending or, threatened in writing, against any Loan Party by any Governmental Authority arising out of the transactions contemplated by or effected in connection with the Bison Acquisition Documents, or (ii) injunction, writ or restraining order restraining or prohibiting the transactions contemplated by the Bison Acquisition Documents.

(h) Agent shall have received letters, in form and substance reasonably satisfactory to Agent, from Wells Fargo Bank, N.A. (formerly known as Wachovia Bank, N.A.) and Wachovia Financial Services, Inc. respecting satisfaction of the obligations of Sellers under the Wachovia DIP Facility and the Wachovia Equipment Notes (each as defined in the Bison Asset Purchase Agreement) and releasing all of the liens existing in favor of such Persons in and to the assets of the Sellers;

(i) Agent shall have received a joinder agreement duly executed and delivered by SBS/Bison and each other party thereto, along with the other documents, instruments and agreements required thereby, each being in form and substance reasonably satisfactory to Agent, which documents shall be in full force and effect.

(j) Agent shall have received a customary opinion of counsel, in form and substance reasonably satisfactory to Agent, with respect to the joinder agreement and related documents executed and delivered by SBS/Bison.

8. Representations and Warranties. Each Loan Party hereby represents and warrants to Agent for the benefit of the Lender Group and the Bank Product Providers as follows:

(a) The execution, delivery, and performance by it of this Amendment (i) have been duly authorized by all necessary action of such Loan Party, and (ii) do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to such Loan Party or its Subsidiaries, the Governing Documents of such Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Loan Party except to the extent such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Loan Party, other than Permitted Liens, (D) require any approval of such Loan Party’s interestholders or any approval or consent of any Person under any Material Contract of such Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change, or (C) require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, except for (i) registrations, consents, approvals, notices or other actions that have been obtained and that are still in force and effect, (ii) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Agent for filing or recordation, and (iii) consents or approvals the failure of which to obtain could not reasonably be expected to cause a Material Adverse Change.

(b) This Amendment has been duly executed and delivered by such Loan Party. This Amendment is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Borrower or any Guarantor.

(d) SBS/Bison has delivered to Agent true, correct and complete copies of the material Bison Acquisition Documents executed on or prior to the date hereof, including all schedules and exhibits thereto. The execution, delivery and performance of each of the Bison Acquisition Documents to which a Loan Party is party have been duly authorized by all necessary action on the part of such Loan Party. Each Bison Acquisition Document to which a Loan Party is a party is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, in each case except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought. No Loan Party is in default in the performance or compliance with any provisions thereof. All representations and warranties made by a Loan Party in the Bison Acquisition Documents executed on or prior to the date hereof and in the certificates delivered in connection therewith are true, correct and complete in all material respects. To each Loan Party’s knowledge, none of the Sellers’ representations and warranties in the Bison Acquisition Documents executed on or prior to the date hereof contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading, in any case that could reasonably be expected to result in a Material Adverse Change.

(e) As of the date hereof, all requisite approvals by Governmental Authorities having jurisdiction over the Loan Parties and, to the Loan Parties’ knowledge, the Sellers, with respect to the Bison Acquisition, have been obtained (including filings or approvals required under the Hart-Scott-

Rodino Antitrust Improvements Act), except for any approval the failure to obtain could not reasonably be expected to be materially adverse to the interests of the Agent or Lenders. After giving effect to the transactions contemplated by the Bison Acquisition Documents, SBS/Bison will have good title to the assets acquired pursuant to the Bison Asset Purchase Agreement, free and clear of all Liens other than Permitted Liens.

(f) As of the Third Amendment Effective Date, all lease rejection claims arising out of the Loan Parties’ bankruptcies in the United States Bankruptcy Court for the District of Delaware, jointly administered under Case No. 09-11554, have been paid in full other than one disputed lease rejection claim which is in an amount equal to or less than $360,000.

(g) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the Third Amendment Effective Date and no condition exists which constitutes a Default or an Event of Default as of the Third Amendment Effective Date.

(h) After giving effect to this Amendment, the representations and warranties in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(i) This Amendment has been entered into without force or duress, of the free will of such Loan Party, and the decision of such Loan Party to enter into this Amendment is a fully informed decision and such Loan Party is aware of all legal and other ramifications of each such decision.

(j) It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

9. Covenants.

(a) Borrowers hereby covenant and agree that substantially concurrently with the consummation of the Bison Acquisition they shall pay the Indebtedness owing under the Wachovia DIP Facility and the Indebtedness evidenced by the Wachovia Equipment Notes to the extent set forth in the letters delivered pursuant to Section 7(h) of this Amendment. Borrowers hereby further covenant and agree that within 1 Business Day of the date of consummation of the Bison Acquisition they shall deliver to Agent evidence, in form satisfactory to Agent, that they have complied with the foregoing.

(b) Borrowers hereby covenant and agree that within 5 Business Days of the date of consummation of the Bison Acquisition they shall deliver to Agent a certificate from the Secretary of SBS/Bison attaching true, correct and complete copies of the material Bison Acquisition Documents executed on or prior to such date and not previously delivered to Agent and certifying that the attached documents, together with the Bison Acquisition Documents delivered to Agent on or before the Third Amendment Effective Date, are true, correct and complete copies of the material Bison Acquisition Documents executed on or prior to such date.

Borrowers hereby agree that their failure to comply with the foregoing shall constitute an immediate Event of Default.

10. Payment of Costs and Fees. Borrowers agree to pay all reasonable out-of-pocket costs and expenses of Lender Group (including, without limitation, the reasonable fees and out-of-pocket disbursements of outside counsel to Agent and each Lender) in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

11. Amendment Fee. On or before the Third Amendment Effective Date, Borrowers shall pay to Agent an amendment fee in the amount of $200,000 (“Amendment Fee”) in immediately available funds. Such Amendment Fee shall be fully earned and non-refundable on the Third Amendment Effective Date.

12. Choice of Law and Venue; Jury Trial Waiver.

(a) THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AMENDMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. AGENT AND EACH LOAN PARTY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12.

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AGENT, LENDERS AND EACH LOAN PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. AGENT, LENDERS AND EACH LOAN PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13. Further Assurances. At any time upon the reasonable request of Agent, each Loan Party shall promptly execute and deliver to Agent such Additional Documents as Agent shall request pursuant to the Credit Agreement and the other Loan Documents, in each case in form and substance reasonably satisfactory to Agent.

14. Effect on Loan Documents.

(a) The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The amendments, consents, waivers and modifications set forth herein are limited to the specified hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further or other matter under the Loan Documents and shall not be construed as an indication that any future waiver of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by Borrowers remains in the sole and absolute discretion of the Agent and the Lenders.

(b) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c) To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

15. Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

16. Reaffirmation of Obligations. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document, to Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof.

17. Ratification. Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby.

18. Miscellaneous.

                (a) This Amendment is a Loan Document. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic image scan transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(b) Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

(c) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amendment.

(d) Neither this Amendment nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or any Loan Party, whether under any rule of construction or otherwise, on the basis that this Amendment has been drafted by any such Person. This Amendment has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(e) Although each Guarantor has been informed of the matters set forth herein and has agreed to same, such Guarantor understands that neither Agent nor any Lender has any obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty.

(f) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(g) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment. Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified. Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms of the Credit Agreement) of all Obligations other than contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of the Credit Agreement and the full and final termination of any commitment to extend any financial accommodations under the Credit Agreement and any other Loan Document. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

19. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers as of the date first written above.

STOCK BUILDING SUPPLY HOLDINGS II, LLC,
a Delaware limited liability company, as Parent and as a Guarantor

By:	/s/ Bryan J. Yeazel
Name:	Bryan J. Yeazel
Title:	Senior Vice President,
General Counsel & Corporate Secretary

STOCK BUILDING SUPPLY HOLDINGS, LLC,
a Virginia limited liability company, as a Borrower

By:	/s/ Bryan J. Yeazel
Name:	Bryan J. Yeazel
Title:	Senior Vice President,
General Counsel & Corporate Secretary

COLEMAN FLOOR, LLC,
a Delaware limited liability company, as a Borrower

By:	/s/ Bryan J. Yeazel
Name:	Bryan J. Yeazel
Title:	Senior Vice President,
General Counsel & Corporate Secretary

SBS CONSTRUCTION SERVICES OF NEW MEXICO, LLC,
a Delaware limited liability company, as a Borrower

By:	/s/ Bryan J. Yeazel
Name:	Bryan J. Yeazel
Title:	Senior Vice President,
General Counsel & Corporate Secretary

STOCK BUILDING SUPPLY, LLC,
a North Carolina limited liability company, as a Borrower

By:	/s/ Bryan J. Yeazel
Name:	Bryan J. Yeazel
Title:	Senior Vice President,
General Counsel & Corporate Secretary

STOCK BUILDING SUPPLY OF FLORIDA, LLC,
a Florida limited liability company, as a Borrower

By:	/s/ Bryan J. Yeazel
Name:	Bryan J. Yeazel
Title:	Senior Vice President,
General Counsel & Corporate Secretary

[SIGNATURE PAGE TO AMENDMENT NUMBER THREE TO CREDIT AGREEMENT AND CONSENT]

STOCK BUILDING SUPPLY MIDWEST, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Bryan J. Yeazel
Name:	Bryan J. Yeazel
Title:	Senior Vice President,
General Counsel & Corporate Secretary

STOCK BUILDING SUPPLY OF TEXAS, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Bryan J. Yeazel
Name:	Bryan J. Yeazel
Title:	Senior Vice President,
General Counsel & Corporate Secretary

STOCK BUILDING SUPPLY WEST, LLC, a Utah limited liability company, as a Borrower

By:	/s/ Bryan J. Yeazel
Name:	Bryan J. Yeazel
Title:	Senior Vice President,
General Counsel & Corporate Secretary

STOCK BUILDING SUPPLY OF ARKANSAS, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Bryan J. Yeazel
Name:	Bryan J. Yeazel
Title:	Senior Vice President,
General Counsel & Corporate Secretary

SBS/BISON BUILDING MATERIALS, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Bryan J. Yeazel
Name:	Bryan J. Yeazel
Title:	Senior Vice President,
General Counsel & Corporate Secretary

SBS CONSTRUCTION HOLDINGS, LLC, a Virginia limited liability company, as a Guarantor

By:	/s/ Bryan J. Yeazel
Name:	Bryan J. Yeazel
Title:	Senior Vice President,
General Counsel & Corporate Secretary

[SIGNATURE PAGE TO AMENDMENT NUMBER THREE TO CREDIT AGREEMENT AND CONSENT]

STOCK BUILDING SUPPLY WEST (USA), INC., a Delaware corporation, as a Guarantor

By:	/s/ Bryan J. Yeazel
Name:	Bryan J. Yeazel
Title:	Senior Vice President, General Counsel & Corporate Secretary

[SIGNATURE PAGE TO AMENDMENT NUMBER THREE TO CREDIT AGREEMENT AND CONSENT]

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company (formerly known as Wells Fargo Foothill, LLC), as Agent and as a Lender

By:	/s/ Amelie Yehros
Name:	Amelie Yehros
Title:	SVP

[SIGNATURE PAGE TO AMENDMENT NUMBER THREE TO CREDIT AGREEMENT AND CONSENT]

BANK OF AMERICA, N.A., as a co-lead arranger and as a Lender

By:	/s/ Bobby P.S. Bans
Name:	Bobby P.S. Bans
Title:	V.P.

[SIGNATURE PAGE TO AMENDMENT NUMBER THREE TO CREDIT AGREEMENT AND CONSENT]